CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83754) pertaining to Xpedite Systems, Inc. 1992 Incentive Stock Option Plan, Xpedite Systems, Inc. 1993 Incentive Stock Option Plan, and Certain Warrant Grants to Certain Individuals and Registration Statement (Form S-3 No. 333-08259) of Xpedite Systems, Inc. and in the related Prospectus of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                               Ernst & Young LLP


MetroPark, New Jersey
March 26, 1997